UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class Common Stock, par value $.01 per share	Trading Symbol(s) PROV	Name of each exchange on which registered The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPLANATORY NOTE
This current report on Form 8-K/A, Amendment No. 1 (the “Amendment”) amends the Current Report on Form 8-K filed by Provident Financial Holdings, Inc. (the “Corporation”) on November 29, 2023 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Corporation’s 2023 annual meeting of stockholders held on November 28, 2023 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the decision of the Corporation’s board of directors (the “Board”) regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Corporation’s named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders
As previously reported in the Original Form 8-K, in a non-binding, advisory vote on the frequency of vote on executive compensation held at the Annual Meeting, the majority of the Corporation’s stockholders voted in favor of an annual vote on executive compensation. The Board has considered the outcome of this advisory vote and at a Board meeting held on February 22, 2024, it was determined, as was recommended by the Board with respect to this proposal in the Corporation’s proxy statement for the Annual Meeting, that the Corporation will hold future say on pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of the vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2024	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Donavon P. Ternes
Donavon P. Ternes President and Chief Executive Officer (Principal Executive Officer)